UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

UTAH URANIUM CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

0-50915
(Commission File Number)

98-0343710
(I.R.S. Employer Identification Number)

11850 South Highway 191, Unit B-9
Moab, UT 84532
(Address of principal executive offices, including zip code)

(435) 259-0460
(Registrant's telephone Number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 Other Events

Item 8.01 Other Events

Effective October 10, 2007, Christian (Ted) Murer, Exploration Geologist, has been appointed to the Company's Technical Advisory Board.

In the late 1960's, Mr. Murer authored a paper on the geology of the Henry Mountain complex, conceptualizing his theory of where the larger terminal deposits would be located based on the geologic settings in the area. This theory was tested and proven in the discovery of the "Tony M" mine (Denison), for which Mr. Murer still holds a production royalty. In addition, the discovery of the nearby Bullfrog mine (Denison) was also located based on this geological modeling. Having updated this theory with exploration and discoveries in the Basin since originally written, Mr. Murer has staked additional ground (the "Pinto" claims) where his theory postulates the location of additional large uranium deposits. The Company purchased the Pinto claim block from Mr. Murer. Since his work in the 1960's in the Henry Mountains Basin, Mr. Murer has spent the majority of his time working in the oil and gas industry, being involved in numerous projects and having accumulated land packages in prime production areas.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

/s/ Peter Dickie

Per: Peter Dickie

President and Director